Exhibit 10.11(c)

FIRST AMENDMENT TO PLACEMENT AGENCY AGREEMENT

DATED NOVEMBER 14, 2013

AND

SECOND AMENDMENT TO PLACEMENT AGENCY AGREEMENT

DATED DECEMBER 5, 2013

THIS FIRST AMENDMENT TO PLACEMENT AGENCY AGREEMENT DATED NOVEMBER 14, 2013 AND SECOND AMENDMENT TO PLACEMENT AGENCY AGREEMENT DATED DECEMBER 5, 2013 (the “Amendment”) is made this 21st day of October, 2014 among Gottbetter Capital Markets, LLC (the “Placement Agent”), Ekso Bionics Holdings, Inc. (the “Company”), and Ekso Bionics, Inc. (“Ekso Bionics”). Capitalized terms not otherwise defined in this Amendment will have the meanings given in the PPO Agency Agreement (as defined below).

WHEREAS, in connection with the offering of Bridge Notes by Ekso Bionics (“Bridge Note Offering”), the Placement Agent and Ekso Bionics entered into a Placement Agency Agreement dated November 14, 2013 (the “Bridge Agency Agreement”). The Placement Agent and EDI Financial, Inc. (the “EDI Sub Agent”) entered into a Subagency Agreement dated November 6, 2013 (the “EDI Bridge Subagency Agreement”) for the Bridge Note Offering;

WHEREAS, in connection with the subsequent offering of Units by the Company (“Unit Offering”), the Placement Agent and the Company entered into a separate Placement Agency Agreement dated December 5, 2013, as amended on January 28, 2014 (“PPO Agency Agreement” and, together with the Bridge Agency Agreement, the “Agency Agreements”) for the Unit Offering. The Placement Agent and the EDI Sub Agent entered into aseparate Subgency Agreement dated December 9, 2013 (the “PPO EDI Subagency Agreement” and, together with the EDI Bridge Subagency Agreement, the “EDI Subagency Agreements”) for the Unit Offering. The Placement Agent and Dinosaur Securities, L.L.C. (the “Dinosaur Sub Agent” and, together with the EDI Sub Agent, the “Sub Agents”) entered into a Subagency Agreement dated December 9, 2013 (the “PPO Dinosaur Subagency Agreement” and, together with the PPO EDI Subagency Agreement and the EDI Bridge Subagency Agreement, the “Subagency Agreements”) for the Unit Offering;

WHEREAS, the Agency Agreements and the EDI Subagency Agreement provided for the payment of a cash fee to the Placement Agent and EDI Sub Agents equal to Five Percent (5%) of the exercise price paid to the Company upon exercise of warrants issued in the Unit Offering and/or the related Bridge Note Offering (the “Warrants”) in connection with any solicitation by the Company of exercise of the Warrants (such solicitation, a “Warrant Solicitation,” and such cash fee, the “Solicitation Fee”));

WHEREAS, the Company is in the process of considering whether to conduct a Warrant Solicitation structured as an offer to amend the Warrants to, among other things, reduce the exercise price thereof and conducted as a private placement in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933 (the “Act”);

WHEREAS, Placement Agent is not currently able to make the representations to the Company that are necessary in order for the Placement Agent to be able to act as warrant agent in connection with a Warrant Solicitation conducted as a private placement in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Act;

WHEREAS, in connection with the Warrant Solicitation, the Company and Ekso Bionics desire to work with the Placement Agent’s individual brokers, Michael A. Silverman, Stephen A. Renaud and Roman V. Livson, jointly or separately (collectively referred to as the “Brokers”), the EDI Sub Agent who were involved in the Bridge Note Offering and the Unit Offering and the Dinosaur Sub Agent who was involved in the Unit Offering, provided the representations required by Rule 506 of Regulation D of the Act can be made;

WHEREAS, the Placement Agent acknowledges and agrees to amend the Agency Agreements to provide for a release of payment of the Solicitation Fee to the Placement Agent and EDI Sub Agent so that the Company may continue working with the Brokers, the EDI Sub Agent and include the Dinosaur Sub Agent in connection with the Warrant Solicitation as provided for in separate Warrant Agent Agreements between the parties thereto (or in the case of the Dinosaur Sub Agent as provided in a separate Warrant Subagent Agreement between one of the co-exclusive warrant agents and the Dinosaur Sub Agent);

WHEREAS, the Company will enter into separate Warrant Agent Agreements with the registered broker dealers where the Brokers are registered or will become registered to act as an exclusive co-placement warrant agent(s) in connection with a Warrant Solicitation in reliance upon the Placement Agent’s agreement to amend the Agency Agreements on the terms provided herein;

WHEREAS, the Placement Agent, the Company and Ekso Bionics desire to amend the Agency Agreements on the terms provided herein; and

WHEREAS, the Placement Agent, the Company and Ekso Bionics desire to memorialize certain other matters in connection with the amendment of the Agency Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	PPO Agency Agreement Amendment.

a.	Section 3(c) of the PPO Agency Agreement is deleted in its entirety and replaced with “RESERVED”.

b.	Section 3(d) of the PPO Agency Agreement is deleted in its entirety and replaced with “RESERVED”.

2.	Bridge Agency Agreement Amendment.

a.	Section 3(c) of the Bridge Agency Agreement is deleted in its entirety and replaced with “RESERVED”.

b.	Section 3(d) of the Bridge Agency Agreement is deleted in its entirety and replaced with “RESERVED”.

3.	Acknowledgements and Additional Agreements.

a.	As of the date of this Amendment, the Placement Agent acknowledges that all amounts payable to the Placement Agent pursuant to the Agency Agreements, including, without limitation, the Brokers’ Cash Fee, the Broker Warrants, the Bridge Brokers’ Cash Fee (as defined in the Bridge Agency Agreement) and the Bridge Brokers’ Warrants (as defined in the Bridge Agency Agreement), have been paid in full and, after giving effect to this Amendment, no additional amounts will be paid or payable to the Placement Agent from the Company or Ekso Bionics pursuant to Section 3 of the PPO Agency Agreement or Section 3 of the Bridge Agency Agreement.

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b.	As of the date of this Amendment, the Placement Agent confirms and agrees that no further amounts are due to the Sub Agents by either the Company or Ekso Bionics pursuant to the Subagency Agreements or any other arrangement between the Placement Agent and the Sub Agents.

c.	This Amendment is hereby made part of and incorporated into the Agency Agreements, as applicable, with all the terms and conditions of the Agency Agreements remaining in full force and effect, except to the extent modified hereby.

d.	This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in PDF format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in PDF format shall be deemed to be their original signatures for all purposes.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

GOTTBETTER CAPITAL MARKETS, LLC

By:	/s/ Julio M. Marquez
Name:	Julio A. Marquez
Title:	President

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

EKSO BIONICS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

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